EXHIBIT 5.1


                    OPINION OF McDONALD CARANO WILSON MCCUNE

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                   Wilson McCune Bergin Frankovich & Hicks LLP


                                                                  Reply to: Reno

                                  June 14, 2002


Board of Directors
Laredo Investment Corp.
1075 West Georgia Street
Vancouver, British Columbia
Canada V6B 3C9

         Re:      Form S-8 Registration Statement

Ladies and Gentlemen:

         We have acted as Nevada counsel to Laredo Investment Corp., a Nevada corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of 10,000,000 shares of common stock, par value $.001 per share (the "Shares"), of the Company which may be issued upon exercise of stock options pursuant to the Company's 2002 Nonqualified Stock Option Plan (the "Plan").

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others, as we have deemed appropriate for purposes of this letter.

         Based on the foregoing, we are of the opinion that:

         1. The issuance of the Shares upon exercise of stock options granted under the Plans has been duly authorized; and

         2. When the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid, and nonassessable.

         Our opinion expressed above is limited to the laws of the State of Nevada.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                         Very truly yours,



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